Exhibit 99

From: Pamrapo Bancorp, Inc.
      611 Avenue C
      Bayonne, NJ  07002

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

             PAMRAPO BANCORP PURCHASES LARGEST SHAREHOLDER'S STOCK
             -----------------------------------------------------

      BAYONNE, N. J., March 14, 1997 -- Pamrapo Bancorp, Inc. (NASDAQ:PBCI) today announced that on March 12, 1997 it purchased from Roger Conlan, the Company's largest shareholder, the 278,900 shares he owned at a price of $23.50 per share.
      Since the purchase of Mr. Conlan's shares was made under a special authorization by Pamrapo's board of directors, approximately 40,000 shares remain available pursuant to the Company's current repurchase program.
      William J. Campbell, Pamrapo's president, noted that, "This transaction will enable the Company to improve its return on equity as well as increase its earnings per share."
      Pamrapo Bancorp recently announced that directors had voted to raise the regularly quarterly dividend to 25 cents per share from 22.5 cents per share, the eighth dividend increase since the bank went public in November, 1989.
      Pamrapo Bancorp is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates eight branch offices in Bayonne, Hoboken and Fort Lee , N.J.

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                                   CONTACTS
                                   --------

At Pamrapo Bancorp:  Robert A. Hughes, C.P.A., Vice President

At Westfield Investor Relations:  John P. Murphy (908) 233-1558




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